CUSIP No.G8773E126                     13G
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                       EXHIBIT NO. 99.1 TO SCHEDULE 13G
                            JOINT FILING AGREEMENT
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                              March 06, 2026
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              MORGAN STANLEY and Morgan Stanley AIP GP LP hereby agree that,

              unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


           MORGAN STANLEY

           BY: /s/ Claire Gordon
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           Claire Gordon/Authorized Signatory, Morgan Stanley

           Morgan Stanley AIP GP LP

           BY: /s/ Craig Krasinski
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           Craig Krasinski/Authorized Signatory,
           Morgan Stanley AIP GP LP


* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).